CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Annual Report on Form 10-K.

Arthur Andersen LLP

/s/ Arthur Andersen LLP

Boston, Massachusetts
June 12, 1998